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                                                                  Exhibit 10.15


                       AMENDED AND RESTATED SERVICE AGREEMENT

                                       DATED

                                   APRIL 7, 1999

                                      BETWEEN

                          INTERMUNE PHARMACEUTICALS, INC.

                                        AND

                               CONNETICS CORPORATION





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                       AMENDED AND RESTATED SERVICE AGREEMENT

       THIS AMENDED AND RESTATED SERVICE AGREEMENT ("Agreement") is dated as of April 7, 1999 between Connetics Corporation, a Delaware corporation ("Connetics"), and InterMune Pharmaceuticals, Inc., a California corporation ("InterMune"). InterMune and Connetics are also referred to as a "Party" or "Parties" to this Agreement.

       A. InterMune requires information services, payroll, facilities, human resources, accounting, employee benefits administration and R&D related services; and

       B. Connetics is willing to continue to provide to InterMune such services and InterMune desires to obtain such services and assistance from Connetics, in each case on the terms and conditions set forth herein.

       C. InterMune and Connetics have previously entered into a Service Agreement dated as of October 12, 1998 (the "Service Agreement") and desire to amend the Service Agreement.

       NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

       1.     SERVICES PROVIDED.

              (a) Connetics hereby agrees to provide or make available the support and related services that are listed and briefly described in ATTACHMENT A hereto (the "Services"), to InterMune in accordance with the terms of this Agreement. In order to provide for the furnishing of additional services not listed on ATTACHMENT A at the time of execution of this Agreement, ATTACHMENT A may be amended from time to time with the consent of each of Connetics and InterMune. All Services shall be performed in a manner, to the extent and at a time substantially consistent with the manner in which Connetics performs administrative or other services for its own benefit. Without limiting the foregoing, Connetics agrees to consult with representatives of InterMune prior to taking any action material to the provision of Services pursuant to this Agreement that would constitute a material departure from past practice.

              (b) In addition, Connetics will provide such reasonable assistance to InterMune as InterMune shall request to efficiently and expeditiously develop the ability to operate InterMune and to perform the Services provided for hereunder itself.

              (c) Notwithstanding anything to the contrary in this Agreement, InterMune may, at any time, upon ninety (90) days' prior written notice to Connetics, elect to discontinue receiving one or more of the Services provided hereunder. Ninety (90) days following receipt of such notice, Connetics shall cease to provide such Services to InterMune, and InterMune's right to receive such Services under this Agreement shall terminate.

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       2.     TERM. The term of this Agreement shall continue for the period beginning as of April 1, 1999 and continuing through the close of business on March 31, 2004, unless earlier terminated by the Parties. This Agreement may be renewed by mutual agreement of the Parties.

       3.     TERMINATION.

              (a) Connetics may terminate this Agreement if InterMune shall fail to satisfy its payment obligations under this Agreement within thirty (30) days after receipt of written notice from Connetics specifying the amount previously invoiced and remaining due and unpaid and stating its intent to terminate this Agreement if such amount is not paid within thirty
(30) days of receipt of such notice.

              (b) InterMune may terminate this Agreement at any time upon ninety (90) days prior written notice to Connetics.

              (c) Connetics may terminate this Agreement at any time upon not less than six (6) months prior written notice.

              (d) The Parties will provide each other mutual assistance to ensure a smooth transition of each Service upon termination. Notwithstanding the foregoing, neither Party may terminate this Agreement before October 31, 1999.

       4. COMPENSATION. InterMune shall pay Connetics for bundled services, overhead and project-related headcount costs. The formula for compensation is written on ATTACHMENT B. The Parties commit to meet and review ATTACHMENT B at least once every three months for the purpose of re-evaluating the allocation of bundled services and itemized costs.

       5. INVOICING AND PAYMENT. Connetics shall invoice InterMune monthly for costs pursuant to Section 4 and payment shall be due within ten
(10) days of when invoice is delivered.

       6. RIGHT TO AUDIT. For the purposes of verifying the proper performance of services by Connetics and its agents hereunder, InterMune shall be entitled, on reasonable notice and during normal business hours to inspect and copy the records of Connetics and its agents providing services hereunder as may be reasonably necessary for such purpose. All such records shall be retained by Connetics and made available to InterMune for three years following the date to which such records relate and shall remain the property of Connetics. Notwithstanding the foregoing, InterMune shall not have access to personnel records of Connetics relating to individual performance or revaluation records or medical histories.

       7. INDEPENDENT CONTRACTOR STATUS. Connetics and its agents shall be independent contractors with respect to services they provide to InterMune hereunder. Connetics

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and its agents shall not hold themselves out to third parties as having the power to contractually bind InterMune with respect to any matter, and shall be responsible for their own employees, and such employees shall not be deemed to have an employment relationship with InterMune. Notwithstanding the above, InterMune hereby appoints Wendy Wee, or her replacement mutually acceptable to InterMune and Connetics, as agent for InterMune with respect to issuing accounts payable checks, filing tax returns, authorizing payroll, and authorizing the investment of InterMune's proceeds in accounts or instruments maintained by Silicon Valley Bank, and authorizing the disbursement of funds related thereto.

       8.     BOOKS AND RECORDS.   Connetics' books and records with respect
to the Services ("Books and Records") shall be kept at Connetics' offices located at 3400 West Bayshore Road, Pale Alto, California 94303. The Books and Records shall be made available for InterMune or its representatives' inspection and copying at all times during regular office hours. Connetics shall not be required to maintain the Books and Records for more than three years after termination of this Agreement.

       9. TRANSFER OF RECORDS. Connetics shall deliver to InterMune, within a reasonably prompt time, all of InterMune's corporate records and files held by Connetics upon termination of this Agreement.

       10. COMPLIANCE WITH LAWS. Each of InterMune and Connetics shall comply with any and all applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government, or instrumentality or agency thereof, in respect of the conduct of their activities in the fulfillment of their obligations under this Agreement.

       11.    CONFIDENTIALITY, RECORDS.

              (a) PROPRIETARY INFORMATION. All information furnished or disclosed by one party (a "Disclosing Party") to the other party (a "Receiving Party") in connection with the negotiation or performance of this Agreement, including but not limited to trade secrets, cost and pricing information, computer program, technique, design, drawing, prototype, formula or test data, relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter shall be deemed "Proprietary Information"; PROVIDED, HOWEVER, that the term "Proprietary Information" shall not be deemed to include information which the Receiving Party can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (ii) is known by the Receiving Party at the time of receiving such information, as evidenced by its records; (iii) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose by the Disclosing Party.

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              (b)    USE AND HANDLING OF PROPRIETARY INFORMATION. The
Receiving Party shall maintain all Proprietary Information in trust and confidence and shall use at least the same degree of care regarding this information as it uses with respect to its own Proprietary information to prevent it unauthorized disclosure, use or publication. The Receiving Party may use such Proprietary Information only to the extent required to accomplish the intent of this Agreement. The Receiving Party shall not use the Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations.

              (c) OWNERSHIP OF PROPRIETARY INFORMATION. All Proprietary Information (including all copies thereof) of a Party shall at all times remain the property of such Disclosing Party. No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this Agreement.

              (d) PERMITTED DISCLOSURE. A Party may disclose Proprietary Information to its professional advisors, and may disclose such information if such disclosure is in response to a valid order of a court or other governmental body of the United States for any political subdivision thereof, provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued; or is otherwise required by law.

              (e) INJUNCTIVE RELIEF. Each party acknowledges and agrees that in the event of any breach of this Agreement by a Receiving Party, including, without limitation, the actual or threatened disclosure of Proprietary Information without the prior express written consent of the Disclosing Party, the Disclosing Party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, in the event of any breach or threatened breach by a Receiving Party of any provisions of this
Section 11, the Disclosing Party shall, in additional to all other remedies available to it be entitled to specific performance of the Receiving Party's obligations under this Agreement.

       12. DISPUTE RESOLUTION. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties to this Agreement, the Parties shall try to settle their differences amicably between themselves by referring the disputed matter to the President of InterMune and the Chief Executive Officer of Connetics for discussion and resolution. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) days after such notice such representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such personnel are unable to resolve such dispute within thirty (30) days of initiating such negotiations, either
Party may seek to have such dispute resolved by binding arbitration under this Section 12. The arbitration shall be held in Palo Alto, California according to the Commercial Arbitration Rules of the American Arbitration

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Association (the "Rules"). The arbitration will be conducted by a panel of three (3) arbitrators who are knowledgeable in the subject matter that is at issue in the dispute, are not affiliated directly or indirectly with either Party, and are selected by mutual agreement of the Parties. Failing such agreement, the arbitrators shall be selected appointed as provided in the Rules. During the arbitration, the Parties shall have such discovery rights as the arbitrators may allow, consistent with the discovery permitted by the Federal Code of Civil Procedure. In conducting the arbitration, the arbitrators shall apply the rules of evidence applicable in California, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of property, as well as specific performance. The arbitrators shall also be able to award direct and indirect damages, but shall not award any other form of damage (E.G., punitive or exemplary damages). The reasonable fees and expenses, of the arbitrators, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows: If the arbitrators rule in favor of one Party on all disputed issues in the arbitration, the losing Party shall pay 100% of such fees and expenses; if the arbitrators rule in favor of one Party on some issues and the other Party on other issues, the arbitrators shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The arbitrators shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the arbitration, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses. The decision of the arbitrators shall be final and may be entered, sued on or enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of such Party. Whether a claim, dispute or other matter in question would be barred by the applicable statute of limitations, which statute of limitations also shall apply to any claim or disputes subject to arbitration under this Section, shall be determined by binding arbitration pursuant to this Section.

       13. NONASSIGNMENT; PARTIES IN INTEREST. Neither Party may assign its rights or its duties under this Agreement without the prior written consent of the other Party; PROVIDED, HOWEVER, that Connetics may delegate its duties hereunder to any of its agents or affiliates. This Agreement shall inure to the benefit of and be binding upon Connetics, InterMune and their successors and assigns.

       14. SURVIVAL. The provisions of Sections 4, 5, 6, 8 and 11 shall survive the any termination of this Agreement.

       15. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, without giving effect to conflicts of law principles.

       16. FORCE MAJEURE. In the event that a party's performance under this Agreement, other than InterMune's obligations to make payments, shall be interrupted or delayed by the

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occurrence of any event beyond the reasonable control of such party, then such a party shall be excused from performance during the period of time when the interruption occurred.

       17. NOTICES. All notices, requests, and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

              IF TO CONNETICS:

                     Connetics Corporation
                     3400 West Bayshore Road
                     Palo Alto, CA 94303
                     Attn: Chief Executive Officer
                     Fax: (650) 843-2899

              IF TO INTERMUNE:

                     InterMune Pharmaceuticals, Inc.
                     3294 West Bayshore Road
                     Palo Alto, CA 94303
                     Attn: President
                     Fax: (650) 858-2937

       Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective (a) if personally delivered, at the time delivered by hand, (b) if delivered by facsimile transmission, upon confirmation of transmission, (c) if by courier, on the business day such courier guarantees delivery, and (d) if delivered by U.S. Mail, seven business days after deposit in the U.S. Mail, postage prepaid.

       18. INTEGRATION. This Agreement supersedes all prior negotiations, commitments and rights pertaining to the subject matter of this Agreement.

       19. AMENDMENTS. This Agreement may not be modified or amended except by a written agreement signed by the Parties.

       20. INDEMNIFICATION. Connetics hereby agrees to indemnify and hold InterMune harmless from and against any and all claims, liabilities, damages, costs and expense, of whatever kind or nature (each a "Loss"), incurred or suffered by InterMune as a result of performance by Connetics or its agents constituting negligence or willful misconduct of any of its obligations under this Agreement. InterMune agrees to indemnify and hold Connetics harmless from and against any loss incurred or suffered by Connetics arising out of claims or lawsuits by third parties relating to the services provided by Connetics hereunder, except to the

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extent that any such Loss results from Connetics' or its agents' gross negligence or willful misconduct.

       21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when each party to this Agreement has received a counterpart of this Agreement signed by the other parties.








                [INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]



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       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized officers as of the date first written above.


CONNETICS CORPORATION


By     /s/ Thomas G. Wiggans
  ----------------------------------------
       Thomas G. Wiggans
       President and Chief Executive Officer


INTERMUNE PHARMACEUTICALS, INC.

By     /s/ W. Scott Harkonen, M.D.
  ----------------------------------------
       W. Scott Harkonen, M.D.
       President



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                                    ATTACHMENT A

                       Description of Services to be Provided

HUMAN RESOURCES

       Compensation              Base Salary Components:
                                   job descriptions
                                   titles
                                   codes
                                   salary structure
                                   job analysis

       Benefits                  Benefit Plans:
                                   medical
                                   dental
                                   vision
                                   STD
                                   LTD
                                   Section 125
                                   life
                                   AD&D
                                 Plan Administration and Employee Coverage
                                 Cost of Benefits/Billing

       HR Operations             Employee Record Keeping and Services:
                                   workers' compensation
                                   recruiting
                                   performance review process
                                   employee verification
                                   employment records and files
                                   payroll system interface
                                   policies & procedures as currently
                                   exist/legal guidelines

FINANCE/ACCOUNTING

       Benefits                  401(k) Plan (ADMINISTERED BY FIDELITY):
                                   administration
                                   record keeping
                                   analysis
                                 Incentive Stock Option Plan:
                                   administration
                                   record keeping
                                   analysis
                                   reporting

       Insurance/Risk Mgmt.        General Liability (TO BE ADMINISTERED AND
                                   BILLED BY SEDGWICK)
                                   Key Management
                                   Accounting Policy & Procedures (AS CURRENTLY
                                   EXIST)


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                                    ATTACHMENT A

       Accounting Centers        Accounting:
                                   general ledger
                                   accounts receivable
                                   employee receivables
                                   accounts payable
                                   employee expense reimbursement
                                   fixed assets
                                   BSA support
                                   payroll
                                   schedules & support for annual financial audit documentation to CPA necessary to prepare tax filings

       Operations Planning       Budgeting Support
                                 Sales Forecasting
                                 Monthly Reporting
                                 Financial Modeling
                                 Inventory/Distribution Coordination
                                 Cash Management (SUB BY MONTGOMERY SECURITIES)

INFORMATION SYSTEMS              System Maintenance
                                 General Consulting
                                 Y2K Support
                                 Website Maintenance

FACILITIES                       Supplies
                                 Facility Maintenance
                                 Security
                                 Receiving
                                 Purchasing
                                 Telecom services
                                 Mail services
                                 Equipment Maintenance

GENERAL ADMINISTRATION           Consultation

REGULATORY                       Consultation

LEGAL                            Consultation

PROCESS DEVELOPMENT              Consultation

QA/QC                            Consultation

ANIMAL SERVICES                  Consultation


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                                    ATTACHMENT B


A) Monthly FTE Cost                                             $8,500

B) Monthly Per Person Overhead Charge                           $5,100

C) FTE Allocation For Bundled Services
   Finance/Accounting                            1.00
   QA/QC                                         0.50
   Regulatory                                    0.10
   Legal                                         0.10
   General Administration                        0.10
   Process Development                           0.10
   Information Systems                           0.05
   Human Resources                               0.20
   Facilities                                    0.05
   Animal Services                               0.05
                                            ---------
                                                 2.25

D) InterMune Employees
   Scott Harkonen                                1.00
   Woody Emlen                                   0.20
   Ann Hanham                                    1.00
   Mary Fermi                                    1.00
   Sue Lee                                       1.00
   Stacey Ellis                                  1.00
   New Hires/Consultants                         0.00
                                            ---------
                                                 5.20

E) Full-time Equivalent of Contracted                           MONTHLY COMPENSATION
    Headcount
   Ernst Rinderknecht                                           $ XXX
   Claire Lockey                                                $ XXX
   Russ Kawahata                                                $ XXX
   Joel Henner                                                  $ XXX

MONTHLY INVOICE FORMULA
                                       BUNDLED SERVICES         C-A
                                       + OVERHEAD               (C + D + E)-B
                                       + CONTRACTED HEADCOUNT   E [% of Monthly Compensation]
                                                                =============================
                                                                    Monthly Invoice Amount